Exhibit 99.1

MFA
FINANCIAL, INC.

One Vanderbilt Ave.
New York, New York 10017

PRESS RELEASE	FOR IMMEDIATE RELEASE

November 6, 2025	NEW YORK METRO

INVESTOR CONTACT:	InvestorRelations@mfafinancial.com	NYSE: MFA
212-207-6488
www.mfafinancial.com

MEDIA CONTACT:	H/Advisors Abernathy
Tom Johnson
212-371-5999

MFA Financial, Inc. Announces Third Quarter 2025 Financial Results

NEW YORK--(BUSINESS WIRE)--MFA Financial, Inc. (NYSE:MFA) today provided its financial results for the third quarter ended September 30, 2025:

•	MFA generated GAAP net income to common stockholders and participating securities for the third quarter of $37.3 million, or $0.36 per basic and $0.35 per diluted common share.

•	Distributable earnings, a non-GAAP financial measure, were $21.0 million, or $0.20 per basic common share. MFA paid a regular cash dividend of $0.36 per common share on October 31, 2025.

•	GAAP book value at September 30, 2025 was $13.13 per common share. Economic book value, a non-GAAP financial measure, was $13.69 per common share.

•	Total economic return was 2.6% for the third quarter.

•	MFA closed the quarter with unrestricted cash of $305.2 million.

“We made meaningful progress across our business during the third quarter,” stated Craig Knutson, MFA’s Chief Executive Officer. “We acquired $1.2 billion of residential mortgage assets, including $453 million of Non-QM loans and $473 million of Agency MBS at attractive yields. Lima One grew its origination volume by 20% to $260 million, including $200 million of new transitional loans with an average coupon of 10%. We securitized $721 million of Non-QM loans and profitably sold $66 million of newly-originated rental loans. We also resolved $223 million of previously delinquent loans, reducing the delinquency rate across our entire loan portfolio to 6.8%.”

“While our Distributable earnings were again impacted by credit losses realized on certain legacy business purpose loans, we are taking steps to improve returns in future quarters,” added Mr. Knutson. “We have begun deploying excess cash into our target asset classes and implementing cost reductions that are expected to reduce run-rate G&A expenses by 7-10% from 2024 levels. In addition, we repurchased nearly 500,000 shares of common stock during the third quarter at a significant discount to book value. These actions, among others, are aimed at bolstering our earnings moving forward.”

Q3 2025 Portfolio Activity

•	MFA’s residential investment portfolio rose to $11.2 billion at September 30, 2025 from $10.8 billion at June 30, 2025.

•	Non-QM loan acquisitions totaled $452.8 million, bringing MFA’s Non-QM portfolio to $5.1 billion at September 30, 2025.

•	Lima One funded $148.5 million of new business purpose loans with a maximum loan amount of $260.2 million. Further, $77.4 million of draws were funded on previously originated Transitional loans. Lima One generated $5.6 million of mortgage banking income.

•	MFA added $472.8 million of Agency MBS during the quarter, bringing its Agency MBS portfolio to $2.2 billion.

•	Portfolio runoff was $674.4 million. Asset dispositions included $65.8 million of newly-originated SFR loans and $15.1 million of delinquent Transitional loans. MFA also sold 84 REO properties in the third quarter for aggregate net proceeds of $27.3 million.

•	60+ day delinquencies (measured as a percentage of UPB) for MFA’s residential loan portfolio declined to 6.8% at September 30, 2025 from 7.3% at June 30, 2025.

•	MFA completed two loan securitizations during the quarter, collateralized by $721.5 million of Non-QM loans, bringing its total securitized debt to approximately $6.4 billion.

•	MFA added a net $284.1 million of new interest rate hedges, reducing the estimated net effective duration of its investment portfolio at September 30, 2025 to 0.98 from 1.00 at June 30, 2025.

•	MFA’s Debt/Net Equity Ratio was 5.5x while recourse leverage was 1.9x at September 30, 2025.

Webcast

MFA Financial, Inc. plans to host a live audio webcast of its investor conference call on Thursday, November 6, 2025, at 11:00 a.m. (Eastern Time) to discuss its third quarter 2025 financial results. The live audio webcast will be accessible to the general public over the internet at http://www.mfafinancial.com. Earnings presentation materials will be posted on the MFA website prior to the conference call and an audio replay will be available on the website following the call.

About MFA Financial, Inc.

MFA Financial, Inc. (NYSE: MFA) is a leading specialty finance company that invests in residential mortgage loans, residential mortgage-backed securities and other real estate assets. Through its wholly-owned subsidiary, Lima One Capital, MFA also originates and services business purpose loans for real estate investors. MFA has distributed $5.0 billion in dividends to stockholders since its initial public offering in 1998. MFA is an internally-managed, publicly-traded real estate investment trust.

The following tables present MFA’s asset allocation as of September 30, 2025, and the yield on average interest-earning assets, average cost of funds, impact of net Swap carry and net interest rate spread for the various asset types.

Table 1 - Asset Allocation

At September 30, 2025	Non-QM loans		Single-family rental loans		Single-family transitional loans		Multifamily transitional loans		Legacy RPL/NPL loans		Securities, at fair value		Other, net (1)	Total
(Dollars in Millions)
Asset Amount	$5,121		$1,246		$791		$604		$1,000		$2,260		$759	$11,781
Receivable/(Payable) for Unsettled Transactions	—		—		—		—		—		(117)		—	(117)
Financing Agreements with Non-mark-to-market Collateral Provisions	—		(11)		(77)		(78)		—		—		—	(166)
Financing Agreements with Mark-to-market Collateral Provisions	(576)		(239)		(178)		(115)		(78)		(1,878)		(64)	(3,128)
Securitized Debt	(3,975)		(825)		(421)		(288)		(838)		—		(7)	(6,354)
Senior Notes and Other secured financing	—		—		—		—		—		—		(194)	(194)
Net Equity Allocated	$570		$171		$115		$123		$84		$265		$494	$1,822
Debt/Net Equity Ratio (2)	8.0	x	6.3	x	5.9	x	3.9	x	10.9	x	7.5	x		5.5	x

(1)	Includes $305.2 million of cash and cash equivalents, $231.8 million of restricted cash, $51.9 million of Other loans and $20.2 million of capital contributions made to loan origination partners, as well as other assets and other liabilities.
(2)	Total Debt/Net Equity ratio represents the sum of borrowings under our financing agreements as a multiple of net equity allocated.

Table 2 - Net Interest Spread

	For the Three-Month Period Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Non-QM Loans
Net Yield (1)	5.95%	5.79%	5.47%
Cost of Funding (2)	(5.21)%	(5.14)%	(5.22)%
Impact of net Swap carry (3)	0.62%	0.70%	1.75%
Net Interest Spread	1.36%	1.35%	2.00%
Business Purpose Loans
Net Yield (1)	7.88%	7.99%	7.91%
Cost of Funding (2)	(6.03)%	(6.07)%	(6.66)%
Impact of net Swap carry (3)	0.49%	0.42%	1.01%
Net Interest Spread	2.34%	2.34%	2.26%
Legacy RPL/NPL Loans
Net Yield (1)	8.55%	8.69%	7.75%
Cost of Funding (2)	(4.32)%	(4.29)%	(4.64)%
Impact of net Swap carry (3)	0.52%	0.40%	0.56%
Net Interest Spread	4.75%	4.80%	3.67%
Total Residential Whole Loans
Net Yield (1)	6.81%	6.85%	6.74%
Cost of Funding (2)	(5.36)%	(5.35)%	(5.76)%
Impact of net Swap carry (3)	0.58%	0.58%	1.31%
Net Interest Spread	2.03%	2.08%	2.29%
Securities, at fair value
Net Yield (1)	5.79%	6.60%	6.48%
Cost of Funding (2)	(4.50)%	(4.55)%	(5.65)%
Impact of net Swap carry (3)	1.05%	1.05%	1.71%
Net Interest Spread	2.34%	3.10%	2.54%
Total Balance Sheet
Net Yield (1)	6.50%	6.66%	6.71%
Cost of Funding (2)	(5.29)%	(5.32)%	(5.84)%
Impact of net Swap carry (3)	0.65%	0.64%	1.31%
Net Interest Spread	1.86%	1.98%	2.18%

(1)	Reflects annualized interest income divided by average amortized cost. Excludes servicing costs.
(2)	Reflects annualized interest expense divided by average balance of agreements with mark-to-market collateral provisions (repurchase agreements), agreements with non-mark-to-market collateral provisions, and securitized debt.
(3)	Reflects the difference between Swap interest income received and Swap interest expense paid on our Swaps. While we have not elected hedge accounting treatment for Swaps, and, accordingly, net Swap carry is not presented in interest expense in our consolidated statement of operations, we believe it is appropriate to allocate net Swap carry by asset class to reflect the economic impact of our Swaps on the net interest spread shown in the table above.

The following table presents the activity for our residential mortgage asset portfolio for the three months ended September 30, 2025:

Table 3 - Investment Portfolio Activity Q3 2025

(In Millions)	June 30, 2025	Runoff (1)	Acquisitions & Originations (2)	Other (3)	September 30, 2025	Change
Residential whole loans and REO	$8,955	$(631)	$679	$(51)	$8,952	$(3)
Securities, at fair value	1,830	(43)	473	—	2,260	430
Total	$10,785	$(674)	$1,152	$(51)	$11,212	$427

(1)	Primarily includes principal repayments and sales of REO.
(2)	Includes draws on previously originated Transitional loans.
(3)	Primarily includes loan sales, changes in fair value and changes in the allowance for credit losses.

The following tables present information on our investments in residential whole loans:

Table 4 - Portfolio Composition/Residential Whole Loans

	Held at Carrying Value		Held at Fair Value		Total
(Dollars in Thousands)	September 30, 2025	December 31, 2024	September 30, 2025	December 31, 2024	September 30, 2025	December 31, 2024
Non-QM loans	$615,461	$722,392	$4,507,465	$3,568,694	$5,122,926	$4,291,086
Business purpose loans:
Single-family rental loans	$92,023	$108,203	$1,154,572	$1,248,197	$1,246,595	$1,356,400
Single-family transitional loans (1)	7,051	22,430	785,028	1,078,425	792,079	1,100,855
Multifamily transitional loans	—	—	604,144	938,926	604,144	938,926
Total Business purpose loans	$99,074	$130,633	$2,543,744	$3,265,548	$2,642,818	$3,396,181
Legacy RPL/NPL loans	424,517	457,654	581,719	624,895	1,006,236	1,082,549
Other loans	—	—	51,937	52,073	51,937	52,073
Allowance for Credit Losses	(10,083)	(10,665)	—	—	(10,083)	(10,665)
Total Residential whole loans	$1,128,969	$1,300,014	$7,684,865	$7,511,210	$8,813,834	$8,811,224
Number of loans	5,069	5,582	18,647	18,588	23,716	24,170

(1)	Includes $323.0 million and $442.4 million of loans collateralized by new construction projects at origination as of September 30, 2025 and December 31, 2024, respectively.

Table 5 - Yields and Average Balances/Residential Whole Loans

	For the Three-Month Period Ended
	September 30, 2025			June 30, 2025			September 30, 2024
(Dollars in Thousands)	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield
Non-QM loans	$76,742	$5,162,278	5.95%	$70,267	$4,852,559	5.79%	$58,467	$4,279,297	5.47%
Business purpose loans:
Single-family rental loans	$21,636	$1,302,703	6.64%	$21,747	$1,349,448	6.45%	$26,333	$1,616,723	6.52%
Single-family transitional loans	18,991	835,895	9.09%	23,726	969,259	9.79%	28,486	1,196,227	9.53%
Multifamily transitional loans	15,356	704,298	8.72%	17,308	824,919	8.39%	23,479	1,145,051	8.20%
Total business purpose loans	$55,983	$2,842,896	7.88%	$62,781	$3,143,626	7.99%	$78,298	$3,958,001	7.91%
Legacy RPL/NPL loans	20,086	939,653	8.55%	21,076	969,699	8.69%	20,139	1,040,010	7.75%
Other loans	479	62,786	3.05%	444	64,416	2.76%	502	67,070	2.99%
Total Residential whole loans	$153,290	$9,007,613	6.81%	$154,568	$9,030,300	6.85%	$157,406	$9,344,378	6.74%

Table 6 - Credit-related Metrics/Residential Whole Loans

September 30, 2025

								Aging by UPB
									Past Due Days
(Dollars In Thousands)	Asset Amount	Fair Value	Unpaid Principal Balance (“UPB”)	Weighted Average Coupon (1) (2)	Weighted Average Term to Maturity (Months)	Weighted Average LTV Ratio (3)	Weighted Average Original FICO (4)	Current	30-59	60-89	90+	60+ DQ %	60+ LTV (5)
Non-QM loans	$5,120,744	$5,105,895	$5,120,904	6.72%	338	64%	738	$4,780,553	$130,895	$47,995	$161,461	4.1%	64%
Business purpose loans:
Single-family rental	$1,245,766	$1,248,466	$1,267,818	6.33%	313	67%	740	$1,208,637	$18,900	$4,056	$36,225	3.2%	94%
Single-family transitional (5)	791,019	791,443	804,252	10.39%	6	69%	749	667,779	33,374	18,293	84,806	12.8%	78%
Multifamily transitional (5)	604,144	604,144	635,928	9.94%	3	64%	752	533,567	55,599	6,210	40,552	7.4%	67%
Total business purpose loans	$2,640,929	$2,644,053	$2,707,998	8.38%		67%		$2,409,983	$107,873	$28,559	$161,583	7.0%
Legacy RPL/NPL loans	1,000,224	1,020,640	1,128,259	5.10%	246	54%	647	794,824	116,852	41,589	174,994	19.2%	62%
Other loans	51,937	51,937	60,963	3.43%	311	63%	757	60,586	377	—	—	—%	—%
Residential whole loans, total or weighted average	$8,813,834	$8,822,525	$9,018,124	7.02%		64%		$8,045,946	$355,997	$118,143	$498,038	6.8%

(1)	Weighted average is calculated based on the interest bearing principal balance of each loan within the related category. For loans acquired with servicing rights released by the seller, interest rates included in the calculation do not reflect loan servicing fees. For loans acquired with servicing rights retained by the seller, interest rates included in the calculation are net of servicing fees.
(2)	For the quarter ended September 30, 2025, the gross coupon was 6.86% for Non-QM loans, 6.36% for Single-family rental loans, 10.40% for Single-family transitional loans, 9.95% for Multifamily transitional loans, and 5.11% for Legacy RPL/NPL loans.
(3)	LTV represents the ratio of the total unpaid principal balance of the loan to the estimated value of the collateral securing the related loan as of the most recent date available, which may be the origination date. Excluded from the calculation of weighted average are certain low value loans secured by vacant lots, for which the LTV ratio is not meaningful.
(4)	Excludes loans for which no Fair Isaac Corporation (“FICO”) score is available.
(5)	For Single-family and Multifamily transitional loans, the LTV presented is the ratio of the maximum unpaid principal balance of the loan, including unfunded commitments, to the estimated “after repaired” value of the collateral securing the related loan, where available. At September 30, 2025, for certain Single-family and Multifamily Transitional loans totaling $324.0 million and $143.5 million, respectively, an after repaired valuation was not available. For these loans, the weighted average LTV is calculated based on the current unpaid principal balance and the as-is value of the collateral securing the related loan.

Table 7 - Shock Table

The information presented in the following “Shock Table” projects the potential impact of sudden parallel changes in interest rates on our portfolio, including the impact of Swaps and securitized debt and other fixed rate debt, based on the assets in our investment portfolio as of September 30, 2025. All changes in value are measured as the percentage change from the projected portfolio value under the base interest rate scenario as of September 30, 2025.

Change in Interest Rates	Percentage Change in Portfolio Value	Percentage Change in Total Stockholders' Equity
+100 Basis Point Increase	(1.26)%	(8.33)%
+ 50 Basis Point Increase	(0.56)%	(3.71)%
Actual as of September 30, 2025	—%	—%
- 50 Basis Point Decrease	0.42%	2.79%
-100 Basis Point Decrease	0.70%	4.66%

MFA FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Per Share Amounts)	September 30, 2025	December 31, 2024

	(Unaudited)
Assets:
Residential whole loans, net ($7,684,865 and $7,511,210 held at fair value, respectively) (1)	$8,813,834	$8,811,224
Securities, at fair value	2,259,657	1,537,513
Cash and cash equivalents	305,172	338,931
Restricted cash	231,797	262,381
Other assets	487,021	459,555
Total Assets	$12,097,481	$11,409,604

Liabilities:
Financing agreements ($5,952,579 and $5,516,005 held at fair value, respectively)	$9,841,991	$9,155,461
Other liabilities	433,979	412,351
Total Liabilities	$10,275,970	$9,567,812

Stockholders’ Equity:
Preferred stock, $0.01 par value; 7.5% Series B cumulative redeemable; 12,050 and 8,050 shares authorized, respectively; 8,072 and 8,000 shares issued and outstanding, respectively ($201,802 and $200,000 aggregate liquidation preference, respectively)	$81	$80
Preferred stock, $0.01 par value; 6.5% Series C fixed-to-floating rate cumulative redeemable; 16,650 and 12,650 shares authorized, respectively; 11,123 and 11,000 shares issued and outstanding, respectively ($278,064 and $275,000 aggregate liquidation preference, respectively)	111	110
Common stock, $0.01 par value; 866,300 and 874,300 shares authorized, respectively; 102,196 and 102,083 shares issued and outstanding, respectively	1,022	1,021
Additional paid-in capital, in excess of par	3,716,912	3,711,046
Accumulated deficit	(1,900,942)	(1,879,941)
Accumulated other comprehensive income	4,327	9,476
Total Stockholders’ Equity	$1,821,511	$1,841,792
Total Liabilities and Stockholders’ Equity	$12,097,481	$11,409,604

(1)	Includes approximately $7.6 billion and $6.9 billion of Residential whole loans transferred to consolidated variable interest entities (“VIEs”) at September 30, 2025 and December 31, 2024, respectively. Such assets can be used only to settle the obligations of each respective VIE.

MFA FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In Thousands, Except Per Share Amounts)	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income:
Residential whole loans	$153,290	$157,406	$459,168	$480,788
Securities, at fair value	27,708	14,742	81,156	41,363
Other interest-earning assets	515	4,001	1,441	6,341
Cash and cash equivalent investments	4,278	5,825	12,875	17,144
Interest Income	$185,791	$181,974	$554,640	$545,636

Interest Expense:
Asset-backed and other collateralized financing arrangements	$124,403	$126,833	$365,357	$377,030
Other interest expense	4,598	4,516	13,680	16,678
Interest Expense	$129,001	$131,349	$379,037	$393,708

Net Interest Income	$56,790	$50,625	$175,603	$151,928

Reversal/(Provision) for Credit Losses on Residential Whole Loans	$(276)	$1,942	$(1,212)	$3,481
Reversal/(Provision) for Credit Losses on Other Assets	—	—	—	(1,135)
Net Interest Income after Reversal/(Provision) for Credit Losses	$56,514	$52,567	$174,391	$154,274

Other Income/(Loss), net:
Net gain/(loss) on residential whole loans measured at fair value through earnings	$41,293	$143,416	$129,284	$148,333
Impairment and other net gain/(loss) on securities and other portfolio investments	18,004	22,928	45,828	15,310
Net gain/(loss) on real estate owned	300	241	(4,119)	3,112
Net gain/(loss) on derivatives used for risk management purposes	200	(56,818)	(49,106)	9,210
Net gain/(loss) on securitized debt measured at fair value through earnings	(24,646)	(75,273)	(53,682)	(108,377)
Lima One mortgage banking income	5,594	8,921	17,118	24,468
Net realized gain/(loss) on residential whole loans held at carrying value	—	—	(882)	418
Other, net	(9,786)	(3,131)	(16,720)	61
Other Income/(Loss), net	$30,959	$40,284	$67,721	$92,535

Operating and Other Expense:
Compensation and benefits	$18,185	$22,417	$60,750	$69,632
Other general and administrative expense	10,769	11,430	31,681	34,260
Loan servicing, financing and other related costs	10,216	8,503	26,052	24,262
Amortization of intangible assets	300	800	1,900	2,400
Operating and Other Expense	$39,470	$43,150	$120,383	$130,554

Income/(loss) before income taxes	$48,003	$49,701	$121,729	$116,255
Provision for/(benefit from) income taxes	$(101)	$1,518	$(735)	$2,913
Net Income/(Loss)	$48,104	$48,183	$122,464	$113,342
Less Preferred Stock Dividend Requirement	$10,834	$8,219	$29,613	$24,656
Net Income/(Loss) Available to Common Stock and Participating Securities	$37,270	$39,964	$92,851	$88,686

Basic Earnings/(Loss) per Common Share	$0.36	$0.38	$0.89	$0.85
Diluted Earnings/(Loss) per Common Share	$0.35	$0.37	$0.87	$0.83

Segment Reporting

At September 30, 2025, the Company’s reportable segments include (i) mortgage-related assets and (ii) Lima One. The Corporate column in the table below primarily consists of corporate cash and related interest income, investments in loan originators and related economics, general and administrative expenses not directly attributable to Lima One, interest expense on unsecured senior notes, securitization issuance costs, and preferred stock dividends.

The following tables summarize segment financial information, which in total reconciles to the same data for the Company as a whole:

(In Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three months ended September 30, 2025
Interest Income	$128,336	$54,710	$2,745	$185,791
Interest Expense	89,849	34,599	4,553	129,001
Net Interest Income/(Expense)	$38,487	$20,111	$(1,808)	$56,790
Reversal/(Provision) for Credit Losses on Residential Whole Loans	(276)	—	—	(276)
Reversal/(Provision) for Credit Losses on Other Assets	—	—	—	—
Net Interest Income/(Expense) after Reversal/(Provision) for Credit Losses	$38,211	$20,111	$(1,808)	$56,514

Net gain/(loss) on residential whole loans measured at fair value through earnings	$34,969	$6,324	$—	$41,293
Impairment and other net gain/(loss) on securities and other portfolio investments	17,978	26	—	18,004
Net gain on real estate owned	1,691	(1,391)	—	300
Net gain/(loss) on derivatives used for risk management purposes	163	37	—	200
Net gain/(loss) on securitized debt measured at fair value through earnings	(22,267)	(2,379)	—	(24,646)
Lima One mortgage banking income	—	5,594	—	5,594
Net realized gain/(loss) on residential whole loans held at carrying value	—	—	—	—
Other, net	(1,114)	(8,814)	142	(9,786)
Other Income/(Loss), net	$31,420	$(603)	$142	$30,959

Compensation and benefits	$—	$9,271	$8,914	$18,185
Other general and administrative expense	—	5,237	5,532	10,769
Loan servicing, financing and other related costs	4,550	1,911	3,755	10,216
Amortization of intangible assets	—	300	—	300
Income/(loss) before income taxes	$65,081	$2,789	$(19,867)	$48,003
Provision for/(benefit from) income taxes	—	—	(101)	(101)
Net Income/(Loss)	$65,081	$2,789	$(19,766)	$48,104

Less Preferred Stock Dividend Requirement	$—	$—	$10,834	$10,834
Net Income/(Loss) Available to Common Stock and Participating Securities	$65,081	$2,789	$(30,600)	$37,270

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
September 30, 2025
Total Assets	$8,844,673	$2,884,551	$368,257	$12,097,481

December 31, 2024
Total Assets	$7,395,925	$3,632,472	$381,207	$11,409,604

Reconciliation of GAAP Net Income to non-GAAP Distributable Earnings

“Distributable earnings” is a non-GAAP financial measure of our operating performance, within the meaning of Regulation G and Item 10(e) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Distributable earnings is determined by adjusting GAAP net income/(loss) by removing certain unrealized gains and losses, primarily on residential mortgage investments, associated debt, and hedges that are, in each case, accounted for at fair value through earnings, certain realized gains and losses, as well as certain non-cash expenses and securitization-related transaction costs. Realized gains and losses arising from loans sold to third-parties by Lima One shortly after the origination of such loans are included in Distributable earnings. The transaction costs are primarily comprised of costs only incurred at the time of execution of our securitizations and include costs such as underwriting fees, legal fees, diligence fees, bank fees and other similar transaction related expenses. These costs are all incurred prior to or at the execution of our securitizations and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from Distributable earnings. Management believes that the adjustments made to GAAP earnings result in the removal of (i) income or expenses that are not reflective of the longer term performance of our investment portfolio, (ii) certain non-cash expenses, and (iii) expense items required to be recognized solely due to the election of the fair value option on certain related residential mortgage assets and associated liabilities. Distributable earnings is one of the factors that our Board of Directors considers when evaluating distributions to our shareholders. Accordingly, we believe that the adjustments to compute Distributable earnings specified below provide investors and analysts with additional information to evaluate our financial results.

Distributable earnings should be used in conjunction with results presented in accordance with GAAP. Distributable earnings does not represent and should not be considered as a substitute for net income or cash flows from operating activities, each as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP net income/(loss) used in the calculation of basic EPS to our non-GAAP Distributable earnings for the quarterly periods below:

	Quarter Ended
(In Thousands, Except Per Share Amounts)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
GAAP Net income/(loss) used in the calculation of basic EPS	$37,082	$22,424	$32,751	$(2,396)	$39,870
Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	(41,293)	(33,612)	(54,380)	102,339	(143,416)
Securities held at fair value	(17,310)	(4,008)	(20,201)	26,273	(17,107)
Residential whole loans and securities at carrying value	(668)	343	305	—	(7,324)
Interest rate swaps and ERIS swap futures	14,826	32,565	44,842	(46,632)	84,629
Securitized debt held at fair value	21,303	3,712	18,575	(47,267)	71,475
Other portfolio investments	(26)	(2,637)	(744)	(94)	1,503
Expense items:
Amortization of intangible assets	300	800	800	800	800
Equity based compensation	1,861	2,274	6,052	1,637	2,104
Securitization-related transaction costs	3,550	1,753	1,696	5,252	3,485
Depreciation	1,328	1,087	879	938	2,604
Total adjustments	(16,129)	2,277	(2,176)	43,246	(1,247)
Distributable earnings	$20,953	$24,701	$30,575	$40,850	$38,623
GAAP earnings/(loss) per basic common share	$0.36	$0.22	$0.32	$(0.02)	$0.38
Distributable earnings per basic common share	$0.20	$0.24	$0.29	$0.39	$0.37
Weighted average common shares for basic earnings per share	103,683	103,705	103,777	103,675	103,647

Reconciliation of GAAP Book Value per Common Share to non-GAAP Economic Book Value per Common Share

“Economic book value” is a non-GAAP financial measure of our financial position. To calculate our Economic book value, our portfolios of Residential whole loans and securitized debt held at carrying value are adjusted to their fair value, rather than the carrying value that is required to be reported under the GAAP accounting model applied to these financial instruments. These adjustments are also reflected in the table below in our end of period stockholders’ equity. Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for all of our investment activities, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders’ Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP book value per common share to our non-GAAP Economic book value per common share as of the quarterly periods below:

	Quarter Ended:
(In Millions, Except Per Share Amounts)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
GAAP Total Stockholders’ Equity	$1,821.5	$1,822.1	$1,838.4	$1,841.8	$1,880.5
Preferred Stock, liquidation preference	(479.9)	(475.0)	(475.0)	(475.0)	(475.0)
GAAP Stockholders’ Equity for book value per common share	1,341.6	1,347.1	1,363.4	1,366.8	1,405.5
Adjustments:
Fair value adjustment to Residential whole loans, at carrying value	8.7	1.8	(6.3)	(15.3)	6.7
Fair value adjustment to Securitized debt, at carrying value	48.5	57.1	63.1	70.3	64.3
Stockholders’ Equity including fair value adjustments to Residential whole loans and Securitized debt held at carrying value (Economic book value)	$1,398.8	$1,406.0	$1,420.2	$1,421.8	$1,476.5
GAAP book value per common share	$13.13	$13.12	$13.28	$13.39	$13.77
Economic book value per common share	$13.69	$13.69	$13.84	$13.93	$14.46
Number of shares of common stock outstanding	102.2	102.7	102.7	102.1	102.1

Cautionary Note Regarding Forward-Looking Statements

When used in this press release or other written or oral communications, statements that are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” the negative of these words or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results with respect to MFA’s business, financial condition, liquidity, results of operations, plans and objectives. Among the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements that we make are: general economic developments and trends, including the current tensions in international trade, the U.S. government shutdown, and the performance of the labor, housing, real estate, mortgage finance and broader financial markets; inflation, increases in interest rates and changes in the market (i.e., fair) value of MFA’s residential whole loans, MBS, securitized debt and other assets, as well as changes in the value of MFA’s liabilities accounted for at fair value through earnings; the effectiveness of hedging transactions; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in its portfolio and could require MFA to reinvest the proceeds received by it as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in MFA’s portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates and loss severities on the mortgage loans in MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business (including as a result of the current U.S. Presidential administration); MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals or whole loan modifications, foreclosures and liquidations; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board of Directors deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the “Investment Company Act”), including statements regarding the concept release issued by the Securities and Exchange Commission (“SEC”) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to continue growing its residential whole loan portfolio, which is dependent on, among other things, the supply of loans offered for sale in the market; targeted or expected returns on our investments in recently-originated mortgage loans, the performance of which is, similar to our other mortgage loan investments, subject to, among other things, differences in prepayment risk, credit risk and financing costs associated with such investments; risks associated with the ongoing operation of Lima One Holdings, LLC (including, without limitation, industry competition, unanticipated expenditures relating to or liabilities arising from its operation (including, among other things, a failure to realize management’s assumptions regarding expected growth in business purpose loan (BPL) origination volumes and credit risks underlying BPLs, including changes in the default rates and management’s assumptions regarding default rates and loss severities on the BPLs originated by Lima One)); expected returns on MFA’s investments in nonperforming residential whole loans (“NPLs”), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; risks associated with our investments in loan originators; risks associated with investing in real estate assets generally, including changes in business conditions and the general economy; and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC. These forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account information currently available. Readers and listeners are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.